EXHIBIT 15
July 28, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated July 28, 2005 on our review of interim financial information of Sonoco Products Company for the three and six month periods ended June 26, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798) and S-4 (File No. 333-119863).
Yours very truly,
/s/ PricewaterhouseCoopers LLP